Roland F. Bryan
745 Las Alturas Road, Santa Barbara, California 93103-2106
Ph: 805-966-7846 ♦ Cell: 805-455-5537 ♦ rbryan13@live.com

31 August 2012

Solar3D, Inc.
6500 Hollister Avenue, Suite 130
Goleta, California 93117

Attention: James B. Nelson, CEO

Subject: My Retirement

Dear Jim,

This letter will serve as notice that I am retiring as of this date from active participation as President and CFO of Solar3D, Inc. and from the day-to-day operation of the Company. I will also retire, herewith, as Chairman and Member of the Board of Directors.

Due to my knowledge of Company history I will be happy to contribute where I can and please be assured that I will be available to advise the Company on the preparation of certain legal documents when needed.

I wish you and the research team the best toward the completion of the prototype 3D solar cell and look forward to its introduction, adoption and use by the solar industry.

Sincerely,

Roland F. Bryan

cc: Mark J. Richardson, Esq. - Member of the Board of Directors